Exhibit 99.1

WARRIOR MET COAL

ADOPTS RIGHTS AGREEMENT TO PROTECT NET OPERATING LOSS CARRYFORWARDS

BROOKWOOD, Ala.—(BUSINESS WIRE)—Warrior Met Coal, Inc. (NYSE:HCC) (“Warrior” or the “Company”) announced today that its Board of Directors (the “Board”) has adopted a net operating loss carryforwards (“NOLs”) rights plan (the “Rights Agreement”) in an effort to prevent the imposition of significant limitations under Section 382 of the Internal Revenue Code (the “Code”) on its ability to utilize its current NOLs to reduce its future tax liabilities.

The Rights Agreement is intended to supplement the charter restriction already in place on the acquisition of more than 4.99% of Common Stock without the approval of the Board, contained in the Company’s Certificate of Incorporation, the extension of which the stockholders of the Company approved at the 2019 Annual Meeting of Stockholders.

The Company had federal and state NOLs totaling approximately $786 million and $860 million, respectively, as of December 31, 2019. The Company’s use of its NOLs could be substantially limited if the Company experiences an “ownership change” (as defined in Section 382 of the Code). In general, an ownership change occurs if there is a cumulative change in a company’s ownership by “five percent shareholders” (as defined in Section 382 of the Code) that increases by more than fifty percentage points over the lowest percentage of stock owned by such stockholders at any time during the prior three-year period or, if sooner, since the last “ownership change” experienced by the Company. The Company noted that the Rights Agreement is designed to serve the interests of all stockholders by preserving the availability of its NOLs and is similar to plans adopted by other companies with significant NOLs.

“The Rights Agreement in combination with the charter restriction already in place should protect the significant value of the NOLs to the Company until they are fully utilized, which should enhance free cash flow generation as well,” said Dale W. Boyles, Chief Financial Officer of Warrior.

Pursuant to the Rights Agreement, one preferred stock purchase right (a “Right” or the “Rights”) will be distributed to stockholders of the Company for each share of Common Stock, par value $0.01 per share, of the Company outstanding as of the close of business on February 28, 2020. Initially, these Rights will not be exercisable and will trade with the shares of Common Stock. If the Rights become exercisable, each Right will initially entitle stockholders to buy one one-thousandth of a share of a newly created series of preferred stock designated as “Series A Junior Participating Preferred Stock” at an exercise price of $31.00 per Right. While the Rights Agreement is in effect, any person or group that acquires beneficial ownership of 4.99% or more of the Common Stock or any existing stockholder who currently owns 5.00% or more of the Common Stock that acquires any additional shares of Common Stock (such person, group or existing stockholder, an “Acquiring Person”) without approval from the Board would be subject to significant dilution in their ownership interest in the Company. In such an event, each Right will entitle its holder to buy, at the exercise price, Common Stock having a market value of two times the then current exercise price of the Right and the Rights held by such Acquiring Person will become void. The Rights Agreement also gives discretion to the Board to determine that someone is an Acquiring Person even if they do not own 4.99% or more of the Common Stock but do own 4.99% or more in value of the outstanding stock, as determined pursuant to Section 382 of the Code and the regulations promulgated thereunder. In addition, the Board has established procedures to consider requests to exempt certain acquisitions of the Company’s securities from the Rights Agreement if the Board determines that doing so would not limit or impair the availability of the NOLs or is otherwise in the best interests of the Company. The Board may redeem the Rights for $0.01 per Right at any time before any person or group triggers the Rights Agreement. The distribution of the Rights is not a taxable event for stockholders of the Company and will not affect the Companys’ financial condition or results of operations (including earnings per share).

The Rights will expire on the earliest of (i) the close of business on February 14, 2023, (ii) the close of business on the first anniversary of the date of entry into the Rights Agreement, if stockholder approval of the Rights Agreement has not been received by or on such date, (iii) the time at which the Rights are redeemed as provided in the Rights Agreement, (iv) the time at which the Rights are exchanged as provided in the Rights Agreement, (v) the time at which the Board determines that the NOLs are fully utilized or no longer available under Section 382 of the Code, (vi) the effective date of the repeal of Section 382 of the Code if the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of NOLs, or (vii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in the Rights Agreement. Additional details about the Rights Agreement will be contained in a Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

About Warrior

Warrior is a U.S.-based, environmentally and socially minded supplier to the global steel industry. It is dedicated entirely to mining non-thermal metallurgical (met) coal used as a critical component of steel production by metal manufacturers in Europe, South America and Asia. Warrior is a large-scale, low-cost producer and exporter of premium met coal, also known as hard-coking coal (HCC), operating highly-efficient longwall operations in its underground mines based in Alabama. The HCC that Warrior produces from the Blue Creek, AL, coal seam contains very low sulfur, has strong coking properties and is of a similar quality to coal referred to as the premium HCC produced in Australia. The premium nature of Warrior’s HCC makes it ideally suited as a base feed coal for steel makers and results in price realizations near the Platts Index price. For more information, please visit www.warriormetcoal.com.

Forward-Looking Statements

This press release contains, and the Company’s officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, including, without limitation, statements regarding (a) our future taxable income, (b) our ability to utilize and realize the value of our NOLs and how they could be substantially limited if we experienced an ownership change as defined in Section 382 of the Code, (c) whether the Rights Agreement or the charter restriction will reduce the likelihood of such an unintended ownership change from occurring, (d) the potential impact of the utilization of our NOLs on our expected free cash flow generation and (e) the potential impact of distribution of Rights on our financial condition and results of operations. The words “believe,” “expect,” “may,” “anticipate,” “plan,” “intend,” “estimate,” “project,” “target,” “foresee,” “should,” “would,” “could,” “potential,” or “outlook,” “guidance” or other similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements represent management’s good faith expectations, projections, guidance or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, without limitation, (a) federal and state tax legislation; (b) the difficulty of determining all of the facts relevant to Section 382 of the Code; (c) unreported buying and selling activity by the Company’s stockholders; (d) fluctuations in the amount of cash the Company generates from operations, including cash necessary to pay any special or quarterly dividend or the timing and amount of any stock repurchases the Company makes under its stock repurchase program; and (e) the adoption of the Rights Agreement may not prevent one or more of the Company’s stockholders from, notwithstanding the dilution to such stockholder’s interest, engaging in buying and selling activity that may have an adverse impact on the Company’s tax attributes. Information on factors that may impact these forward-looking statements can be found in the Company’s Form 10-K for the year ended December 31, 2018 and other reports filed from time to time with the SEC, which could cause the Company’s actual results to differ materially from those contained in any forward-looking statement. The Company’s filings with the SEC are available on its website at www.warriormetcoal.com and on the SEC’s website at www.sec.gov.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

Contacts

For Investors:

Dale W. Boyles, 205-554-6129

dale.boyles@warriormetcoal.com

For Media:

Jason Houston, 205-554-6228

jason.houston@warriormetcoal.com